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                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
LifeF/X, Inc.:

We consent to the use of our report included herein and to reference to our firm under the heading "Experts" in the propectus.


(signed) KPMG LLP

Los Angeles, California
July 12, 2000